                       ADMINISTRATIVE SERVICES AGREEMENT

          This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is entered into as of December 23, 1997, by and between SPELL C. LLC, a Delaware limited liability company (the "Company"), and Cherokee Inc., a Delaware corporation, as administrator hereunder (in such capacity, the "Administrator").

                                   RECITALS

          WHEREAS, Cherokee Inc., a Delaware corporation ("Cherokee"), has transferred and assigned to the Company certain trademarks and rights under the License Agreement (as defined below) pursuant to that certain Trademark Purchase and License Assignment Agreement dated as of December 23, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Trademark Agreement"), including all rights and obligations of Cherokee as licensor under that certain License Agreement dated as of November 12, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "License Agreement"), by and between Cherokee and Dayton Hudson Corporation (the "Licensee"); and

          WHEREAS, the Company has entered into that certain Indenture dated as of December 23, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), by and between the Company and the trustee named therein (in such capacity, the "Trustee"), pursuant to which the Company has issued certain Notes which are secured by a security interest in the Company's rights in the Trademark and the License Agreement; and

          WHEREAS, the Administrator has developed certain familiarity with and expertise in connection with establishing, maintaining and protecting the Trademark and the rights under the License Agreement, as well as the administration of the License Agreement; and

          WHEREAS, the Company has requested that the Administrator perform certain administrative duties on behalf of the Company in connection with, among other things, the Trademark and the License Agreement, and the Administrator is willing to so perform such duties, all on the terms set forth herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

          1.  Definitions.  Capitalized terms used and not otherwise defined
              -----------
herein shall have the meanings given in the Indenture.

          2.  Appointment of Administrator.  Until such time as the Company
              ----------------------------
designates a new Administrator, Cherokee is hereby designated as, and hereby agrees to perform the duties and obligations of, the Administrator pursuant hereto. The Administrator shall perform its obligations pursuant hereto not as an agent of the Company but as an independent contractor and shall clearly identify to all third parties that it is acting in its capacity as the Administrator pursuant to this Agreement, and is not itself the owner of the Trademark or the License Agreement. The Administrator may, with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), sub-contract certain of its administrative activities hereunder, provided that the Administrator shall not be relieved of its obligations and duties hereunder and shall remain fully liable therefor and for any action or inaction of any such subcontractor.

          3.  Administrator Duties.  The Administrator shall perform the
              --------------------
following duties for the benefit of the Company, subject to the further direction of the Company:

              a.  Quality Control.  The Company shall consult with the
                  ---------------
Administrator and shall establish standards of quality for goods and services with which the Trademark is to be used by the Licensee. The Administrator shall monitor the quality of all goods and services in connection with which the Licensee (and any other licensee of the Trademark) uses the Trademark. From time to time, upon request of the Administrator, the Company shall direct the Licensee to submit to the Administrator, or to otherwise make available for inspection by the Administrator, specimens of goods and other materials on or in connection with which the Trademark is used. The Administrator shall report to the Company in the event the Administrator discovers that any goods or services in connection with which the Trademark is used fail to satisfy the Company's quality standards. The Administrator shall take such action as may be necessary or as the Company shall reasonably direct to cause Licensee to restore the quality of goods and/or services offered by the Licensee in connection with the Trademark to the Company's standards. Such action may include, without limitation, notifying the Licensee of its breach of covenant to maintain product quality, overseeing Licensee's efforts to restore product quality, and (only if the Company expressly so directs) taking action to terminate the license granted to the Licensee under License Agreement if Licensee's failure to satisfy the Company's quality standards continues.

              b.  Applications and Registrations.  The Administrator shall file
                  ------------------------------
in the name of the Company and thereafter diligently prosecute such applications to register the Trademark in the United States in connection with such goods and/or services as may be required under the License Agreement or as the Company, after consulting with the Administrator, shall reasonably direct. The Administrator shall take such actions as it determines appropriate to maintain registrations for the Trademark in the United States. The Company shall cooperate with the Administrator as shall be reasonably necessary or as the Administrator may reasonably request to file, prosecute and maintain such applications and registrations for the Trademark. The fees and costs for filing, prosecuting and maintaining applications and registrations for the Trademark shall be borne in accordance with Section 6 of this Agreement.

Notwithstanding the foregoing, the Administrator shall not be obligated to file or prosecute any application if (i) the Administrator has a reasonable belief that it is unlikely that such application would proceed to registration and (ii) it promptly notifies the Company in writing to such effect.

              c.  Trademark Protection.  The Company agrees to notify the
                  --------------------
Administrator promptly in writing in the event it becomes aware that (i) any legal action is threatened or instituted against the Company or the Licensee relating to the use of the Trademark by the Company or the Licensee, or (ii) the Company or the Licensee become aware of any infringement or illegal use by any third party of the Trademark. The Administrator shall take such action (including without limitation engaging counsel, and filing lawsuits, cancellation petitions and notices of opposition) as may be necessary or as the Company may reasonably direct to protect the Trademark and the rights of the Company and the Licensee to use the Trademark. The Company shall cooperate with the Administrator as shall be reasonably required in stopping any infringement of the Trademark or defending or instituting action to protect the Trademark. The Company shall serve as a named party in any suit, action or proceeding brought by the Administrator to protect the Trademark. The cost and expense of any such suit, action or proceeding and otherwise relating to trademark quality and control, applications and registrations, and protection shall be borne in accordance with Section 6 below. Notwithstanding the foregoing, the Administrator shall not be required to institute legal action if (i) in the reasonable opinion of the Administrator and its counsel, the probability of success of such legal action does not justify the time and expense which would be incurred in instituting such legal action and (ii) it promptly notifies the Company in writing to such effect.

              d.  Use of Trademark.  The Administrator shall cooperate with the
                  ----------------
Licensee as shall be reasonably necessary to enable the Licensee to establish use of the Trademark in connection with goods and services and as may be required under the License Agreement or as the Company shall from time to time reasonably direct.

              e.  Licensor Duties.  The Administrator shall generally review
                  ---------------
such reports and other communications from the Licensee it receives relating to the License Agreement, the Trademark, or the Licensee's performance or obligations under the License Agreement. The Administrator shall provide periodic reports to the Company, on its view of the status of the Licensee's performance under the License Agreement. At the Company's reasonable direction, the Administrator shall engage personnel to inspect the Licensee's books or records, and shall take other action on behalf of the Company as Administrator determines appropriate for it to take and which is authorized to be taken under the License Agreement. The Administrator shall otherwise generally assist the Company in performing the Company's obligations under the License Agreement, and in overseeing the Licensee's performance of its obligations under the License Agreement, as the Company shall reasonably direct.

              f.  Information.  The Administrator shall keep the Company
                  -----------
apprised of, and shall promptly notify the Company of, all matters that the Administrator is aware of that may have a material adverse effect on the validity or value of the Trademark or the License Agreement.

              g.  Services.  Unless the Company notifies the Administrator to
                  --------
the contrary, the Administrator shall furnish or cause to be furnished to, the Company the administrative, monitoring and ministerial services specified in this Section 3(g);

                  (i) accounting and financial management services, including advice in all required areas of accounting, internal and public financial statements and any required federal, state or local governmental reports;

                 (ii) tax services, including regular and periodic advice and consultation with respect to tax matters related to the Company, and the preparation and filing of, and assistance with respect to, any required tax returns;

                (iii) insurance services, including the inclusion to the extent agreed upon by the Company, of the Company under the insurance policies of the Administrator including those relating to public liability, property damage, workers compensation and other matters and processing and administration of insurance claims;

                 (iv) management information and other system services, including computer operations, data input systems and programming and technical support;

                  (v) administration of legal formalities, including the matters specified in the LLC Agreement;

                 (vi) other actions of the Company that are required or deemed necessary or appropriate under the Basic Documents, to the extent that the authority to perform such actions is not withheld pursuant to Section 4 hereof; and

                (vii) such other services as the Company and the Administrator may hereafter agree.

              h.  Reports.  Cherokee agrees to deliver promptly to the Company
                  -------
copies of all reports which Cherokee files with the Securities and Exchange Commission pursuant to Sections 12 and 13 of the Securities Exchange Act of 1934, as amended. If Cherokee ceases to be a reporting company under such Act, it shall deliver to the Company, not less frequently than quarterly, reports and interim financial statements in scope reasonably satisfactory to the Company.

          4.  Authorities Withheld.  The Company specifically withholds from the
              --------------------
Administrator the following specific authorities, unless superseded by written permission from the Company:

              a. Execution of documents on behalf of the Company granting or perfecting any rights in the Trademark or the License Agreement;

              b. Any use of the Company's name by the Administrator or any representation by the Administrator that the Administrator is the Company or holds any ownership interest in (other than as licensee of the Company with respect to Cherokee Licenses) or with respect to the Trademark or the License Agreement;

              c. Other authorities or rights not expressly granted to the Administrator hereunder; and

              d. Other authorities or rights that expressly require the Company's approval hereunder.

          5.  Standard of Care.  In performing its duties pursuant hereto, the
              ----------------
Administrator shall exercise that degree of skill and care consistent with the degree of skill and care that the Administrator exercises with respect to trademarks, trademark licenses and related rights held by the Administrator.

          6.  Expenses; Compensation.  The Administrator shall be responsible
              ----------------------
to pay all expenses incurred by it in connection with the performance of the services provided by it hereunder. As compensation for the services provided by the Administrator hereunder, the Company shall pay the Administrator an Administration Fee, which is to be separately determined between the parties. Notwithstanding the foregoing, the Administration Fee shall accrue but not be payable (i) to the extent there are insufficient funds available to the Company pursuant to Section 3.03(v) or 3.04 of the Indenture, or (ii) during an Event of Default.

          7.  Indemnification by the Administrator.
              ------------------------------------

              a.  Indemnification.  The Administrator agrees to indemnify and
                  ---------------
save the Company harmless from and against all loss, cost, liability and reasonable expense that arises from: (i) acts constituting theft, fraud, willful misconduct or gross negligence on the part of the Administrator or (ii) the Administrator's material breach of its obligations under this Agreement. Except for any of the aforementioned acts or failures to act by the Administrator or the Administrator's employees, agents and/or representatives, the Company shall indemnify, defend and hold harmless the Administrator from any loss, cost, liability and reasonable expense, relating to the Trademark or the License Agreement that arises from the Administrator's performance of the Administrator's obligations hereunder in accordance with the terms hereof, provided:

                  (i) the Administrator notifies the Company and any insurance carrier (as required) promptly after the Administrator receives notice of any such loss, damage or injury;

                 (ii) the Administrator takes no action (such as admission of liability) that bars the Company from obtaining any protection afforded by any insurance policy the Company may hold or that might prejudice the Company in its defense to a claim based on such loss, damage or injury; and

                (iii) any indemnification of the Administrator by the Company hereunder shall be payable only from amounts available to the Company pursuant to Section 3.03(v) or 3.04 of the Indenture.

The Administrator hereby agrees that it shall not acquiesce to, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

              b.  Survival of Indemnification.  The indemnifications set forth
                  ---------------------------
in this Section 7 shall survive the expiration or earlier termination of this Agreement with respect to acts, facts, circumstances or occurrences which exist or occur prior to such termination.

          8.  Term.  This Agreement shall become effective as of the date
              ----
hereof, and shall continue in full force and effect until the earlier of (a) payment in full of the Notes and (b) the Company's termination of this Agreement and the appointment of Cherokee as Administrator hereunder for cause. For purposes of this Section 8, "cause" shall mean the occurrence of a material breach hereunder by the Administrator which is not cured within thirty (30) days of receipt by the Administrator of written notice of such breach from the Company, it being understood that a failure to perform the obligations set forth in Section 3 hereof shall constitute a material breach for purposes of this Section entitling the Company, in addition to its remedies under this Section, to recovery of expenses incurred in performing such obligations, to the extent that the Company has made a good faith determination that the incurrence of such expenses is necessary or appropriate. If so terminated, the Administrator shall be obligated to pay to the Company the amount, if any, by which the compensation to be paid to engage a reasonably qualified successor firm to provide the services hereunder for the remainder of the term of this Agreement exceeds the amount set forth in Section 6 hereof.

          Upon termination pursuant to this Section 8, the Administrator shall deliver to the successor firm books and records of the Company theretofore maintained by the Administrator, on behalf of the Company.

          9.  Notices.  Any notice required under this Agreement shall be
              -------
written and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested or, if delivered by hand, when received by an officer or principal of the party receiving the same or, if transmitted by telecopy, when transmitted and receipt has been confirmed, in each case, addressed to the parties at the following addresses:

If to the Company:        SPELL C. LLC
                          625 Landor Lane
                          Pasadena, California  91106
                          Attention:  Carol Gratzke
                          Telephone:  818-792-4880


If to the Administrator:  Cherokee Inc.
                          6835 Valjean Avenue
                          Van Nuys, California 91406
                          Fax:  818-908-9191
                          Attention:  Robert Margolis


Either party may change its address by giving notice to the other party of such change in writing in accordance herewith.

          10.  Entire Agreement.  This Agreement represents the entire
               ----------------
agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

          11.  Interpretation.  All headings are inserted in this Agreement
               --------------
only for convenience and ease of reference and are not to be considered in the construction or interpretation of this Agreement. Unless the context clearly requires otherwise: (a) words such as "include," "including," or "such as" shall be interpreted as if followed by the words "without limitation"; and (b) any reference to an Article, Section, or other subdivision, or Exhibit or Schedule, is intended to refer to an Article, Section, or other subdivision, or Exhibit or Schedule, of this Agreement. In the event of any inconsistency between the text of this Agreement and any Exhibit or Schedule attached hereto, the text shall govern. This Agreement shall be so construed that whenever applicable the use of the singular number shall include the plural number, and the use of the plural number shall include the singular number, and the use of the feminine, masculine, or neuter gender shall include the other genders.

          12.  Further Assurances.  The Company and the Administrator agree to
               ------------------
execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement.

          13.  Third Parties.  Neither this Agreement nor any provision hereof
               -------------
nor any service, relationship or other matter referred to herein shall inure to the benefit of any third party, to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any another fiduciary or officer representing a bankrupt or insolvent estate of either party, or to the creditors or claimants of such an estate, except that the benefits of this Agreement may be assigned as collateral to the Trustee under the Indenture as security for the payment of the Notes.

          14.  No Interest or Lien.  This Agreement does not constitute an
               -------------------
interest in or lien upon property of the Company. It shall not be recorded in the public records where any property of the Company is located and shall not constitute or establish any basis for claim, for filing of a lis pendens or notice of pendency or claim of lien.

          15.  Confidentiality.  The Administrator shall not make any public
               ---------------
announcement concerning the negotiation or consummation of this Agreement, or of any of the terms of this Agreement, without the Company's prior consent, which consent may be granted or denied in the Company's sole discretion. The Administrator shall keep confidential all information pertaining to the administration of the Trademark, the License Agreement and the Indenture and all financial information pertaining thereto and to the Company and the members of the and their affiliates. Except as (a) may be required by law or (b) may have been made publicly available by parties other than the Administrator or (c) may be required to perform its duties and services hereunder, the Administrator shall not disclose any such information which is designated by the Company as being confidential without the Company's prior consent, which consent may be granted or denied in the Company's sole discretion.

          16.  No Waiver.  No consent or waiver, express or implied, by either
               ---------
party to any breach or default by the other party in the performance of any of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in performance by such other party of such obligation or of any party of such obligation or of any other obligation under this Agreement. To be effective, any waiver must be in writing and be signed by the party intended to be bound thereby.

          17.  Exculpation.  No member, officer or manager of the Company
               -----------
(direct or indirect) shall be personally liable for the performance of such party's obligations under this Agreement, it being understood that the liability of the Company for the Company's obligations under this Agreement shall be limited to its interest in the Trademark and the License Agreement and the proceeds thereof and the Administrator shall not look to any of the other assets of the Company or any assets of any of the aforesaid parties in seeking either to enforce the Company's obligations under this Agreement or to satisfy a judgment for the Company's failure to perform such No shareholder, officer or director of the Administrator (direct or indirect) shall be personally liable for the performance of such party's obligations under this Agreement, provided, however, nothing contained herein shall be deemed to exculpate the aforesaid parties from liability arising out of theft, gross negligence or fraud on the part of the Administrator.

          18.  Additional Remedies.  The rights and remedies of the parties
               -------------------
under this Agreement shall not be mutually exclusive. The exercise of one or more of the remedial provisions of this Agreement shall not preclude the exercise of any other remedial provisions hereof.

          19.  Company's Approval, Consent, Direction or Authorization.  Any
               -------------------------------------------------------
reference to the Company's approval, consent, direction or authorization in this Agreement shall mean the written approval, consent, direction or authorization of the Company, which may (unless expressly provided otherwise herein) be granted or withheld in the Company's sole discretion.

          20.  Partial Invalidity.  If any term, covenant, condition or
               ------------------
provision of this Agreement or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable; however, all other provisions of this Agreement, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          21.  Governing Law.  This Agreement shall be governed by the internal
               -------------
laws of the State of California, without regard to conflicts of law principles.

          IN WITNESS WHEREOF, the Company and the Administrator have executed this Administrative Services Agreement as of the date first set forth above.

                              "Administrator"

                              CHEROKEE INC.*


                              By:  /s/  Patricia Warren
                                   --------------------
                                   Name:  Patricia Warren
                                   Title:  President


                              "Company"

                              SPELL C. LLC

                              By:  /S/  Robert Margolis
                                   --------------------
                                   Name:  Robert Margolis
                                   Title:  President



* Also known as Delaware Cherokee Inc.